As filed with the Securities and Exchange Commission on June 11, 1997
                                                      Registration No. 333-_____
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              MACROCHEM CORPORATION
             (Exact name of registrant as specified in its charter)

          DELAWARE                                     04-2744744
------------------------------            ------------------------------------
State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)

                               110 HARTWELL AVENUE
                       LEXINGTON, MASSACHUSETTS 02173-3134
          (Address, including Zip Code, of Principal Executive Offices)

                              MACROCHEM CORPORATION
                           1994 EQUITY INCENTIVE PLAN
                            (Full title of the plan)

                          -----------------------------

                    ALVIN J. KARLOFF, CHIEF EXECUTIVE OFFICER
                              MACROCHEM CORPORATION
            110 HARTWELL AVENUE, LEXINGTON, MASSACHUSETTS 02173-3134
                                 (617) 862-4003
            (Name, address and telephone number of agent for service)

                         ------------------------------

                         CALCULATION OF REGISTRATION FEE

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                                  Proposed          Proposed
Title of            Amount         maximum           maximum        Amount of
securities to        to be     offering price       aggregate     registration
be registered     registered    per share (1)    offering price       fee
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Common Stock,
$.01 par value   1,500,000 sh.     $6.25          $9,375,000        $2,841
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(1) The offering price for shares being registered, none of which are subject to options on the date hereof, has been estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low prices of MacroChem Corporation, as reported on NASDAQ on June 5, 1997.
                                  Page 1 of 24
                            Exhibit Index at page 8

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Note: The documents containing the Registrant's 1994 Equity Incentive Plan information required by Item 1 of this Form S-8 and the statement of availability of Registrant information, and other information required by Item 2 of this Form will be sent or given to employees as specified by Rule 428 of the Securities Act of 1933, as amended. In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. The Registrant will maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Registrant shall furnish to the Commission or its staff a copy of any or all of the documents included in such file.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents are incorporated in and made a part of this registration statement by reference:

     a. The Registrant's Annual Report on Form 10-K for the year ended December 31, 1996.

     b. The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1997.

     c. The Description of the Registrant's Common Stock contained in the Company's Registration Statement on Form 8-A, File No. 0-13634.

     All documents filed by the Registrant with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not required.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     No material interests.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Delaware General Corporation Law, Section 102(b)(7), enables a corporation in its original certificate of incorporation or an amendment thereto validly approved by stockholders to eliminate or limit personal liability of members of its Board of Directors for violations of a director's fiduciary duty of care. However, the elimination or limitation shall not apply where there has been a breach of duty of loyalty, failure to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase that is deemed illegal or obtaining an improper personal benefit. The Company's Certificate of Incorporation includes the following language:

          "To the maximum extent permitted by Section 102(b)(7) of the General Corporation Law of Delaware, a director shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
     (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit."

     The Delaware General Corporation Law, Section 145, permits a corporation organized under Delaware law to indemnify directors and officers with respect to any matter in which the director or officer acted in good faith and in a manner he reasonably believed to be not opposed to the best interests of the Company, and, with respect to any criminal action, had reasonable cause to believe his conduct was lawful. The Bylaws of the Company include the following provisions:

          "Reference is made to Section 145 and any other relevant provisions of the General Corporation Law of the State of Delaware. Particular reference is made to the class of persons, hereinafter called "Indemnitees", who may be indemnified by a Delaware corporation pursuant to the provisions of such
     Section 145, namely, any person, or the heirs, executors, or administrators of such person, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such person is or was a director, officer, employee, or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise. The Corporation shall, and is hereby obligated to, indemnify the Indemnitees, and each of them, in each and every situation where the Corporation is obligated to make such indemnification pursuant to the aforesaid statutory provisions. The Corporation shall indemnify the Indemnitees, and each of them, in each and every situation where, under the aforesaid statutory provisions, the Corporation is not obligated, but is nevertheless permitted or empowered, to make such indemnification, it being understood that, before making such indemnification with respect to any situation covered under this sentence,
     (i) the Corporation shall promptly make or cause to be made, by any of the methods referred to in Subsection (d) of such Section 145, a determination as to whether such Indemnitee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, in the case of any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful, and (ii) that no such indemnification shall be made unless it is determined that such Indemnitee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, in the case of any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful."

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

Exhibit List

      5.       Legal opinion of James W. Spindler, Esq.

     23.1      Consent of Deloitte & Touche LLP.

     23.2 Consent of James W. Spindler, Esq., is contained in the opinion filed as Exhibit 5 to this Registration Statement.

     99. MacroChem Corporation 1994 Equity Incentive Plan, as amended May 23, 1997.

ITEM 9.  UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement, (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling persons in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Lexington, Massachusetts on June 9, 1997.

                                       MACROCHEM CORPORATION

                                       By:  /s/ Alvin J. Karloff
                                       --------------------------
                                       Alvin J. Karloff
                                       President, Chief Executive Officer,
                                       Principal Financial Officer and Director

     Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-8 has been signed below by the following persons in the capacities indicated on June 9, 1997.

/s/ Alvin J. Karloff                      Chief Executive Officer, President,
--------------------                      Principal Financial Officer and
Alvin J. Karloff                          Director


/s/ Dr. Carlos M. Samour                  Chairman of the Board of Directors
------------------------                  and Scientific Director
Dr. Carlos M. Samour


/s/ Dr. Stephen J. Riggi                  Vice President, Operations and
------------------------                  Director
Stephen J. Riggi


/s/ Dr. Willard M. Bright                 Director
-------------------------
Dr. Willard M. Bright


/s/ Peter G. Martin                       Director
-------------------
Peter G. Martin

/s/ Dr. Michael A. Davis                  Director
------------------------
Dr. Michael A. Davis

                                  EXHIBIT INDEX

Exhibit List

Number   Title of Exhibit                                                 Page
------   ----------------                                                 ----

 5.      Legal Opinion of James W. Spindler, Esq.                           9

23.1 Consent of James W. Spindler, Esq. is contained in the opinion filed as Exhibit 5 to this Registration Statement.

23.2     Consent of Deloitte & Touche LLP.                                 10

99.      MacroChem Corporation 1994 Equity Incentive Plan,                 11
         as amended May 23, 1997.